Exhibit 10.9

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by asterisks ("*****"), and the omitted text has been filed separately with the Securities and Exchange Commission.

CONFIDENTIAL

Agreement for Nasdaq-100 Index®

and Nasdaq Composite Index® Futures Products

THIS “AGREEMENT” is made as of October 9, 2003 (the “Effective Date”) by and between The Nasdaq Stock Market, Inc. (“Nasdaq”), a Delaware Corporation (Nasdaq and its subsidiaries and affiliates are collectively referred to as the “Corporations”), whose principal place of business is located at One Liberty Plaza, 165 Broadway, New York, NY 10006, and Chicago Mercantile Exchange Inc., a Delaware Corporation (“CME”), whose principal place of business is located at 30 S. Wacker Drive, Chicago, Illinois 60606.

WHEREAS, Nasdaq possesses certain rights in the Nasdaq-100 Index® and the Nasdaq Composite Index® (each an “Index” and, collectively, the “Indexes”);

WHEREAS, Nasdaq and CME are parties to a Licensing Agreement for the Nasdaq-100 Index for Nasdaq-100-Related Financial Products Traded on Organized Markets entered into as of April 3, 1996, as amended on May 6, 1996 and as further amended on October 13, 1999 (the “Prior License Agreement”);

WHEREAS, Nasdaq possesses certain rights to Nasdaq®, Nasdaq-100®, Nasdaq-100 Index®, Nasdaq Composite® and Nasdaq Composite Index® as trade names, trademarks or service marks (“Marks”);

WHEREAS, Nasdaq determines the components of the Indexes, calculates, maintains, and disseminates the Indexes;

WHEREAS, CME desires to use and Nasdaq desires to license the right to use the Indexes and Marks solely in connection with (i) the creation, listing, trading, clearing, settlement, marketing, and promotion of Futures Products (as defined in Section 2.2 below) overlying the Indexes and (ii) making disclosure about such contracts under applicable law, rules and regulations in order to indicate that Nasdaq is the source of the Indexes; and

WHEREAS, CME is legally authorized to engage in such activities and will do so in accordance with applicable law;

NOW THEREFORE, in consideration of the premises and the mutual covenants and conditions herein contained, CME and Nasdaq, intending to be legally bound, agree as follows:

Section 1. Term and Life of Agreement.

1.1. Term. The “Term” of this Agreement shall be as set forth in Attachment II.

1.2. Life. The “Life” of this Agreement is until one (1) year after the date of the expiration or cancellation of the last Futures Product listed under this Agreement.

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by asterisks (“*****”), and the omitted text has been filed separately with the Securities and Exchange Commission.

CONFIDENTIAL

Section 2. License Grant.

2.1. Scope. Nasdaq hereby grants CME an exclusive, non-transferable and non-sub-licenseable license to use the Indexes in connection with the creation, listing, trading, clearing, settlement, marketing, and promotion of Futures Products (as defined in Section 2.2 below) overlying the Indexes that are listed for trading by CME during the Term of this Agreement. Through this Agreement, Nasdaq further grants CME the right to use the Marks solely in materials referring or relating to Futures Products during the Life of this Agreement. No license is granted to use the Indexes or Marks for any other use, except as may be specifically authorized under this Agreement or as expressly permitted with the Consent of Nasdaq.

2.2 Futures Products. “Futures Products” shall mean “Futures Contracts” and “Options on Futures Contracts” as defined below. As used in this Agreement, Futures Products, Futures Contracts and Options on Futures Contracts shall mean those that are based upon an Index, as defined above and as further defined in Attachment I, unless the context otherwise requires.

(a) “Futures Contracts” shall mean all instruments: (i) the listing and/or trading of which is within (or would have been within, with respect to new product formats) the exclusive regulatory jurisdiction of the Commodity Futures Trading Commission (“CFTC”) as of the Effective Date (assuming for this purpose that the instruments were traded in the United States regardless of where they actually are traded); (ii) that are (or would have been) regulated by the CFTC as futures contracts as of the Effective Date (assuming for this purpose that the instruments were traded in the United States regardless of where they actually are traded); and (iii) that CME has or will have the authority under its articles, by-laws, and rules to list and/or trade. For the avoidance of doubt, the parties agree that “Futures Contracts” as used in this Agreement shall not include (x) unlisted or unregistered instruments or (y) underwritten or privately placed instruments.

(b) “Options on Futures Contracts” shall mean options to purchase or sell Futures Contracts.

2.3 Prior License Agreement Superseded. As of the Effective Date, the Prior License Agreement is superseded and replaced with this Agreement.

Section 3. Fees and Marketing Commitment.

3.1. Payment of Fees. During the Life of this Agreement, CME shall pay Nasdaq the fees specified in Attachment III (“Fees”), in immediately available United States funds. Fees established as due by a particular date are due by that date. All other Fees are due within thirty (30) days of the date established for the production of the report or date of the invoice upon which the Fee is based. Any amount not paid within thirty (30) days after its due date is subject to interest at the rate of one and one-half percent (1.5%) per month (or the highest rate permitted

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by asterisks (“*****”), and the omitted text has been filed separately with the Securities and Exchange Commission.

CONFIDENTIAL

by law) until paid, plus costs of collection, including reasonable attorneys’ fees. CME shall also assume full and complete responsibility for the payment of any taxes, charges or assessments imposed on CME or the Corporations by any foreign or domestic national, state, provincial, local or other government bodies, or subdivisions thereof, and any penalties or interest, (other than personal property or income taxes imposed on Nasdaq) relating to this Agreement. In addition, if CME is required by applicable law to deduct or withhold any such tax, charge or assessment from the amounts due Nasdaq, then such amounts due shall be increased so that the net amount actually received by Nasdaq after the deduction or withholding of any such tax, charge or assessment, will equal one hundred percent (100%) of the charges specified. Notwithstanding the foregoing, if CME is obligated to assume responsibility for the payment of any such taxes, charges or assessments imposed upon the Corporations, CME may terminate this Agreement by delivering Notice to Nasdaq within sixty (60) days after receiving notice of the imposition, provided that such termination shall not relieve CME of its obligation to pay any such taxes, charges or assessments that are assessed during the remaining Life of the Agreement.

3.2. Marketing Commitment. During the Term of this Agreement, CME shall market the Indexes and Futures Products in accordance with the provisions set forth in Attachment III.

Section 4. Audit Rights. During the Life of this Agreement, Nasdaq shall have the right, with reasonable Notice to CME, during normal business hours, to audit on a confidential basis, any relevant books and records of CME to ensure that: (a) the type and amount of Fees calculated or stated to be payable to Nasdaq are complete and accurate, and (b) CME has fulfilled its marketing commitments as set forth in Attachment III. CME shall bear the reasonable costs of such audit (including accountant and attorneys’ fees, if incurred) if (x) CME has not paid, calculated, and/or reported Fees of more than five percent (5%) of that due Nasdaq under this Agreement, or (y) CME has under-performed on its marketing obligations by greater than five percent (5%) of the amount it is obligated to spend.

Section 5. Review of Materials.

5.1. CME shall submit to Nasdaq for review a copy of any material submitted to any regulatory body or governmental agency that is required in order to obtain approval for the listing of any Futures Product. To the extent practicable, such materials or a copy of the then best draft shall be given to Nasdaq at least three (3) business days before their submittal to the body or agency (but in any event, a copy of the final document shall be sent by Notice to Nasdaq no later than three (3) business days after submittal to the agency or body).

5.2. CME shall give Nasdaq a copy, within three (3) business days of receipt, of any notice, correspondence, process, or other material received from any regulatory body, governmental agency, or any court, during or after the approval process which indicates that any Futures Product is or might be in violation of, or otherwise not subject to approval because of, any law, or any rule, regulation, or order of any applicable body or agency.

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by asterisks (“*****”), and the omitted text has been filed separately with the Securities and Exchange Commission.

CONFIDENTIAL

5.3. CME shall provide Nasdaq with a copy of any informational or promotional materials referring or relating to the listing for trading of any Futures Product, including any prospectus, offering memorandum, registration statement, circular, advertisement or brochure at least three (3) business days prior to its initial dissemination to third parties. CME need not resupply a copy of any material which is substantially like material previously submitted to Nasdaq and is identical as it describes the Corporations or their operations, the markets operated by the Corporations, the Indexes or the Marks, or the authorization, review, or endorsement of the Corporations of the Futures Product.

5.4. If Nasdaq reasonably objects by Notice or fax transmission to CME to any material as it describes the Corporations or their operations, the markets operated by the Corporations, the Indexes or the Marks, or the authorization, review, or endorsement of the Corporations of the Futures Products, CME shall alter or withdraw such material to Nasdaq’s satisfaction within thirty (30) days of receipt of Nasdaq objection. If CME refuses to so alter or withdraw, Nasdaq may terminate the Term of this License with regard to that Futures Product, upon thirty (30) days Notice to CME, with an opportunity to cure within that period.

Section 6. Protection of Marks. Nasdaq will use reasonable efforts to maintain and protect the value of the Indexes and the Marks. However, nothing shall obligate Nasdaq to undertake an action or settlement, or refrain from an action or settlement with respect to any particular potential, threatened, or actual infringement of its Indexes or Marks. CME shall cooperate with Nasdaq in maintenance, registrations, and policing of Nasdaq’s rights in the Indexes and the Marks. Such cooperation is not a waiver of nor shall it require violation of its attorney/client, work product, or other privilege.

Section 7. Calculation of Index.

7.1 At no cost to CME other than the Fees, Nasdaq or its agent shall (a) compute and provide to CME the value of each Index ***** during Nasdaq’s normal trading hours; and (b) shall compute and disseminate to CME’s communications center the “Opening Settlement Value” of each Index on each trading day that is the last scheduled day of trading in the securities comprising each Index prior to the expiration of any Futures Product traded on CME’s market. The term “Opening Settlement Value” shall mean the Index Value derived using the Volume-Weighted Opening Prices of the securities in the Index. The “Volume-Weighted Opening Price” for a particular Index-component security shall be calculated based on *****, except that if an Index-component security does not open for trading on The Nasdaq Stock Market on that day, then the reported sale price for the security last received and processed by Nasdaq shall be used to calculate the Opening Settlement Value. In the event that Nasdaq implements a Unitary Opening Price Procedure, the Opening Settlement Value may be calculated using such unitary opening process instead of Volume-Weighted Prices. The term “Unitary Opening Price Procedure” shall mean a methodology, practice, procedure, or mechanism used by Nasdaq to generate opening prices for Index-component securities that involves gathering, processing and executing buying and selling interest in Index-component

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by asterisks (“*****”), and the omitted text has been filed separately with the Securities and Exchange Commission.

CONFIDENTIAL

securities at one price at the opening of trading on The Nasdaq Stock Market. Nasdaq or its agent shall maintain a back-up computer system and use its best efforts to resume promptly the calculation of each Index in the event of a failure of the primary computer system used for such calculations.

7.2. CME agrees that the Indexes are the product of the selection, coordination, arrangement, and editing of Nasdaq and that such efforts involve the considerable expenditure by Nasdaq of time, effort, and judgment. As between the parties, CME recognizes that Nasdaq is the rightful licensor of the Indexes and the Marks. No license is granted to CME to calculate the Indexes. While Nasdaq will use reasonable efforts based on sources deemed reliable in calculating the Indexes, NASDAQ DOES NOT GUARANTEE THE ACCURACY OR COMPLETENESS OF THE INDEXES OR OF THE DATA USED TO CALCULATE THE INDEXES OR DETERMINE INDEX COMPONENTS, OR THE UNINTERRUPTED OR UN-DELAYED CALCULATION OR DISSEMINATION OF THE INDEXES. NASDAQ DOES NOT GUARANTEE THAT THE INDEXES ACCURATELY REFLECTS PAST, PRESENT, OR FUTURE MARKET PERFORMANCE. NASDAQ IS NOT RESPONSIBLE FOR ANY MANIPULATION OR ATTEMPTED MANIPULATION OF THE INDEXES BY MEMBERS OF THE NATIONAL ASSOCIATION OF SECURITIES DEALERS (“NASD”). Nasdaq is free to pick and alter the components and method of calculation of the Indexes without Consent of CME.

7.3. Nasdaq shall give CME ***** Notice of the cessation of public calculation or dissemination of any Index. However, Nasdaq shall either continue to provide CME with a calculation of each Index for the Life of this Agreement, or, on a Confidential basis, provide CME with the then applicable method of calculation of each Index. CME may terminate the Term of this Agreement with respect to an Index on the date Noticed by Nasdaq for the cessation or dissemination of such Index. Without regard to whether CME terminates the Term of this Agreement with respect to an Index, if CME begins calculating an Index in accordance with this Section 7.3, CME may deduct from Fees owed with respect to such Index its reasonable, incremental and direct costs associated with the requirement that it (rather than Nasdaq or its agent) is calculating the Index.

7.4. Upon receipt of any Notice of termination of the calculation or dissemination of an Index by Nasdaq, CME may also elect, by written Notice to Nasdaq, to redesignate such Index and Futures Products based thereon as CME’s index (a “Substitute Index”) and continue to trade Futures Products based upon such Substitute Index (“CME Substitute Products”), except that, from the time of receipt of such Notice of election until termination of the Life of this Agreement, such Substitute Index shall be described in a manner to clearly differentiate it from the applicable Index. In the event of such election, CME shall have no obligation to make any payment to Nasdaq based upon the trading of CME Substitute Products. After such election, CME may promote CME Substitute Products based upon the Substitute Index provided that the Marks are not utilized by CME in such promotion and the CME prominently disclaims any relationship with Nasdaq in respect of the Substitute Index or CME Substitute Products. Upon CME’s written request pursuant to this Section 7.4, Nasdaq shall, for the purpose of facilitating CME’s compilation and use of its own Substitute Index, provide CME, on a confidential basis

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by asterisks (“*****”), and the omitted text has been filed separately with the Securities and Exchange Commission.

CONFIDENTIAL

under Section 16 of this Agreement, a one-time, comprehensive disclosure of the information and methodologies necessary for calculating the relevant Index, including without limitation a current and accurate list of the companies, shares outstanding and divisors for the Index in question, and Nasdaq hereby grants CME a non-exclusive and royalty-free license to use any proprietary information so disclosed for purposes relating to the Substitute Index and CME Substitute Products until October 9, 2012.

7.5. With respect to the Nasdaq-100 Index®, CME may continue to disseminate, only to its members (and incidental invitees) while on its trading floor, a “Quick Cash Value” that is an unofficial value of the Nasdaq-100 Index. CME must provide notice to its members that the Quick Cash Value is an unofficial calculation of the Index, that it may or may not accurately reflect the value of the Index, and that Nasdaq has no responsibility or liability for the creation, calculation, accuracy or dissemination of the Quick Cash Value.

Section 8. Marking of CME’s Use.

8.1. CME shall include the following language in its rules at or prior to the time that Futures Products start to trade on CME’s market (in conspicuous type, such as at least 11 point type and the second paragraph in bold) so as to be enforceable under applicable local law(s):

[Insert name of relevant Futures Products] are not sponsored, endorsed, sold or promoted by The Nasdaq Stock Market, Inc. (including its affiliates) (Nasdaq, with its affiliates, are referred to as the Corporations). The Corporations have not passed on the legality or suitability of, or the accuracy or adequacy of descriptions and disclosures relating to, [Insert name of relevant Futures Products]. The Corporations make no representation or warranty, express or implied to the owners of [Insert name of relevant Futures Products] or any member of the public regarding the advisability of investing in securities generally or in [Insert name of relevant Futures Products] particularly, or the ability of the Nasdaq [Insert Proper Name of Index]® to track general stock market performance. Nasdaq has no obligation to take the needs of the CME or the owners of [Insert name of relevant Futures Products] into consideration in determining, composing or calculating the Nasdaq [Insert Proper Name of Index]®. The Corporations are not responsible for and have not participated in the determination of the timing of, prices at, or quantities of [Insert name of relevant Futures Products] to be issued or in the determination or calculation of the equation by which [Insert name of relevant Futures Products] are to be converted into cash. The Corporations have no liability in connection with the administration, marketing or trading of [Insert name of relevant Futures Products].

THE CORPORATIONS DO NOT GUARANTEE THE ACCURACY AND/OR UNINTERRUPTED CALCULATION OF THE NASDAQ [INSERT PROPER NAME OF INDEX]® OR ANY DATA INCLUDED THEREIN. THE CORPORATIONS MAKE NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY CME, OWNERS OF [INSERT NAME OF RELEVANT FUTURES PRODUCTS], OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by asterisks (“*****”), and the omitted text has been filed separately with the Securities and Exchange Commission.

CONFIDENTIAL

NASDAQ [INSERT PROPER NAME OF INDEX]® OR ANY DATA INCLUDED THEREIN. THE CORPORATIONS MAKE NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIM ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE NASDAQ [INSERT PROPER NAME OF INDEX]® OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL THE CORPORATIONS HAVE ANY LIABILITY FOR ANY LOST PROFITS OR SPECIAL, INCIDENTAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES, EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

8.2. In all other materials relating or referring to a Futures Product, except for materials specifically covered by Section 8.3 below, CME shall include at least this much of the above language, or similar formulation:

Nasdaq®, [Insert Appropriate Nasdaq Index Marks] are trademarks of The Nasdaq Stock Market, Inc. (which with its affiliates are the Corporations) and are licensed for use by Chicago Mercantile Exchange Inc. The [Insert name of relevant Futures Products] have not been passed on by the Corporations as to their legality or suitability. The [Insert name of relevant Futures Products] are not issued, endorsed, sold, or promoted by the Corporations. THE CORPORATIONS MAKE NO WARRANTIES AND BEAR NO LIABILITY WITH RESPECT TO THE [INSERT NAME OF RELEVANT FUTURES PRODUCTS].

8.3. In materials that identify Nasdaq Index Futures Products by name, but do not describe the products in detail or identify particular mechanisms for trading Nasdaq Index Futures Products, CME shall include the following language, or similar formulation:

“Nasdaq®, [Insert Appropriate Nasdaq Index Marks] are trademarks of The Nasdaq Stock Market, Inc., used under license.”

Section 9. Sub-Licensees. [Intentionally Omitted].

Section 10. Limited Warranty. Nasdaq warrants that it will calculate each Index in accordance with its then applicable method for calculation of such Index. CME’S SOLE REMEDY IN EVENT OF A FAILURE OF THIS WARRANTY IS TO HAVE NASDAQ RECALCULATE THE INDEX FOR THE AFFECTED TIMES ACCORDING TO NASDAQ’S APPLICABLE METHOD FOR CALCULATION OF THE INDEX AT THE AFFECTED TIME(S). NASDAQ WILL ONLY BE LIABLE FOR BREACH OF THE WARRANTY SET FORTH IN THIS SECTION IF NASDAQ IS UNABLE OR UNWILLING TO REASONABLY CALCULATE AN INDEX FOR AN AFFECTED PERIOD OF OVER SEVEN (7) CONSECUTIVE BUSINESS DAYS, AND THEN NASDAQ WILL BE LIABLE ONLY TO CME AND ONLY TO THE EXTENT SET FORTH IN SECTION 13. THE CORPORATIONS DO NOT REPRESENT OR WARRANT THAT THE INDEXES OR THE MEANS BY WHICH NASDAQ CALCULATES THE INDEXES ARE FREE OF DEFECTS. THE CORPORATIONS DO NOT REPRESENT OR WARRANT THE TIMELINESS, SEQUENCE, ACCURACY OR COMPLETENESS OF THE CALCULATION OF THE INDEXES, OR THAT THE INDEXES WILL MEET CME’S REQUIREMENTS. THE FOREGOING WARRANTIES ARE IN LIEU OF ALL CONDITIONS OR WARRANTIES, EXPRESS, IMPLIED OR STATUTORY, INCLUDING BUT NOT

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by asterisks (“*****”), and the omitted text has been filed separately with the Securities and Exchange Commission.

CONFIDENTIAL

LIMITED TO, ANY IMPLIED CONDITIONS OR WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR USE OR PURPOSE, ANY IMPLIED WARRANTY ARISING FROM TRADE USAGE, COURSE OF DEALING, OR COURSE OF PERFORMANCE, AND OF ANY OTHER WARRANTY OR OBLIGATION ON THE PART OF THE CORPORATIONS.

Section 11. Refunds. [Intentionally Omitted.]

Section 12. Indemnification.

12.1. Nasdaq warrants and represents that it has the right to grant the rights to use the Indexes and Marks specified in this Agreement and that the license shall not infringe the title or any patent, copyright, trade secret, trademark, service mark, or other proprietary (“Intellectual Property”) right of any third party. Nasdaq will as its sole and entire liability and obligation to CME (and any third party): defend, indemnify, and hold harmless (“Indemnify”) CME (including its officers, directors, employees, and agents) against any and all claims, demands, actions, suits, or proceedings (“Disputes”), except to the extent covered by Section 12.2 below, asserting that any Index or any Mark infringes any Intellectual Property right of any third party and Nasdaq will pay the third party the total amount of any award, judgment, or settlement (including all damages however designated) awarded to such third party resulting from the Dispute to the extent caused by failure of Nasdaq’s warranty.

12.2. CME agrees to Indemnify the Corporations (including their officers, directors, employees, and agents) from any and all Disputes as the result of CME’s failure to fulfill its obligations under this Agreement, any use by CME of any Index or any Mark that is not expressly permitted by this Agreement, claims relating to or arising from a Futures Contract, or any other matter relating or arising out of this Agreement, except to the extent directly caused by actions of the Corporations or covered by Section 12.1 above. CME will pay any third party the total amount of any award, judgment, or settlement (including all damages however designated) awarded to such third party resulting from such Dispute in which CME is obligated to Indemnify the Corporations. Notwithstanding anything to the contrary in this Agreement, CME shall not Indemnify the Corporations against any and all judgments, damages, costs or losses of any kind (including reasonable attorneys’ fees) as a result of any claim, action or proceeding that arises out of or relates to (i) the willful or intentional misconduct of any of the Nasdaq parties, (ii) miscalculation or errors in an Index or any data included therein originated by Nasdaq or its agents acting within the scope of their authority, or (iii) any breach by Nasdaq of its representations, warranties or agreements made in this Agreement.

12.3. The right to be Indemnified shall apply to a Dispute only if:

(a) the party seeking indemnification promptly, and within no more than five (5) calendar days of its receipt of notice of such Dispute, gives Notice to the other party of the Dispute;

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by asterisks (“*****”), and the omitted text has been filed separately with the Securities and Exchange Commission.

CONFIDENTIAL

(b) the party seeking to be Indemnified cooperates fully with the other in the defense thereof (such cooperation does not require and is without waiver by either party of attorney/client, work product, or other privilege);

(c) the Indemnifying party has sole control of the defense and all related settlement negotiations.

12.4. In the event of a Dispute involving infringement or if in Nasdaq’s opinion such a Dispute is likely to occur, or if the use of any Index or Mark is enjoined, Nasdaq may, at its sole option and expense, procure for CME the right to continue using the relevant Index or Mark, replace or modify the Index or Mark to become non-infringing, or terminate the Term of the Agreement.

Section 13. Limitation of Liability. EXCEPT FOR LIABILITY RESULTING FROM THE WILLFUL MISCONDUCT OR GROSS NEGLIGENCE OF THE CORPORATIONS AND EXCEPT TO THE EXTENT STATED IN SECTIONS 12, OR 16, THE TOTAL AMOUNT OF THE CORPORATIONS’ LIABILITY FOR CLAIMS OR LOSSES BASED UPON, ARISING OUT OF, RESULTING FROM OR IN ANY WAY CONNECTED WITH THE PERFORMANCE OR BREACH OF THIS AGREEMENT, WHETHER BASED UPON CONTRACT, TORT, WARRANTY, OR OTHERWISE, SHALL IN NO CASE EXCEED THE GREATER OF ONE YEAR’S AVERAGE ANNUAL FEES FOR FUTURES PRODUCTS BASED UPON THE RELEVANT INDEX OR $20,000. THE ESSENTIAL PURPOSE OF THIS PROVISION IS TO LIMIT THE CORPORATIONS’ LIABILITY UNDER THIS AGREEMENT. BOTH PARTIES UNDERSTAND AND AGREE THAT THE TERMS OF THIS AGREEMENT REFLECT A NEGOTIATED AND REASONABLE ALLOCATION OF RISK AND LIMITATIONS GIVEN COMMERCIAL REALITIES OF THE TRANSACTION.

Section 14. Consequential Damages. EXCEPT AS NOTED IN SECTION 12 AND EXCEPT FOR A BREACH OF SECTION 16, THE CORPORATIONS SHALL NOT BE LIABLE TO THE CME, OR ANY OTHER PERSON, FOR ANY LOST PROFITS, ANTICIPATED PROFITS, LOSS BY REASON OF SHUTDOWN IN OPERATION OR INCREASED EXPENSES OF OPERATION, LOSS OF GOODWILL, FOR LOSS CAUSED IN SALE OF, PURCHASE OF, OR BY A FUTURES PRODUCT, CONSEQUENTIAL, INCIDENTAL, INDIRECT, PUNITIVE, OR SPECIAL DAMAGES, EVEN IF THE CORPORATIONS HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

Section 15. Force Majeure. Notwithstanding any other term or condition of this Agreement, neither Nasdaq nor CME shall be obligated to perform or observe its obligations undertaken in this Agreement (except for obligations to make payments hereunder) if prevented or hindered from doing so by any circumstances beyond its control, including, without limitation, acts of God, perils of the sea and air, fire, flood, drought, war, explosion, sabotage, terrorism, embargo, civil commotion, acts of any governmental body, supplier delays, communications, or power failure, equipment or software malfunction, and labor disputes.

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by asterisks (“*****”), and the omitted text has been filed separately with the Securities and Exchange Commission.

CONFIDENTIAL

Section 16. Confidentiality. Each party shall protect information declared by the other to be CONFIDENTIAL, OR PROPRIETARY. In fulfilling its confidentiality obligations, each party shall use a reasonable standard of care, at least the same standard of care that it uses to protect its own similar confidential or proprietary information. The parties shall use reasonable efforts to mark all confidential or proprietary information must be conspicuously marked CONFIDENTIAL or PROPRIETARY. Information revealed orally becomes subject to protection when related to marked written materials or when designated as CONFIDENTIAL or PROPRIETARY as long as the designation is confirmed in writing within 10 calendar days of the designation. Either party (including the Corporations) may disclose information to the extent demanded by a court, revealed to a government agency with regulatory jurisdiction over the party (including the Corporations), or in the party’s regulatory responsibilities over its members, associated persons, issuers, or others under the Exchange Act of 1934, or similar applicable law. The obligation of non-disclosure shall not extend to information: (a) then already in the possession of the party (including the Corporations) while not under a duty of non-disclosure; (b) generally known or revealed to the public or within the applicable industry; (c) revealed to the party (including the Corporations) by a third party—unless the party (including the Corporations) knows that such third party is under a duty of non-disclosure; or (d) which that party (including the Corporations) develops independently of the disclosure. Each copy, including its storage media, shall be marked with all notices that appear on the original. The obligation of non-disclosure shall survive for a period of three (3) years from the date of disclosure.

The parties agree that the terms of this Agreement, together with any correspondence or other communications relating to this Agreement shall be preserved as confidential information within the meaning of this Section 16. In the event that this Agreement is required to be filed with the SEC, the CFTC or any other regulatory agency with jurisdiction over the activities of the parties, the party filing the Agreement shall (i) use its best efforts to secure confidential treatment of the Agreement and its material terms to the greatest extent possible and (ii) notify the other party prior to filing and of the results of the confidential treatment request.

Section 17. Non-Use Of Nasdaq Name and Marks. Except as may otherwise be provided hereunder, CME shall not use the name of The Nasdaq Stock Market, Inc., “The Nasdaq Stock Market”, “Nasdaq” or any other of the Corporations’ trademarks, service marks, copyrights, or patents, registered or unregistered, in any advertising or promotional media of CME, without the prior written consent of Nasdaq.

Section 18. Survival Of Provisions. The terms of this Agreement shall apply to any rights that survive through the Life of this Agreement, and the cancellation, termination, or rescission of this Agreement, namely— Indemnification, Confidentiality, Non-Use of Nasdaq Name and Marks, and all warranties.

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by asterisks (“*****”), and the omitted text has been filed separately with the Securities and Exchange Commission.

CONFIDENTIAL

Section 19. Cancellation.

19.1. Either party may elect, without prejudice to any other rights or remedies, to (i) terminate the Term of this Agreement or (ii) terminate the Term of this Agreement with respect to an Index, as applicable, upon ***** notice with an opportunity to cure within the stated period, if the other party has failed to perform any material obligation under this Agreement, including any obligation set forth in any Attachment to this Agreement.

19.2. Either party may elect, without prejudice to any other rights or remedies, to terminate the Term of this Agreement without notice, if a petition in bankruptcy has been filed by or against the other party or the other party has made an assignment for the benefit of creditors, or a receiver has been appointed for the other party or any substantial portion of other party’s property, or the other party’s or its officers or directors takes action approving or makes an application for any of the above.

19.3. CME represents and warrants that at each time that it lists a Futures Product for trading, that it and any other involved entity shall have all applicable authority to list such Futures Product for trading and that each such Futures Product will be listed for trading in accordance with all applicable legal requirements. Nasdaq may elect, without prejudice to any other rights or remedies, to terminate the Term of this Agreement with respect to an Index, with reasonable Notice with an opportunity to cure within such period, if Nasdaq reasonably believes that any Futures Product based upon such Index is illegal or has been illegally listed for trading, or if the CME or any involved entity does not have the power to list such Futures Product for trading.

19.4. Either party may elect, without prejudice to any other rights or remedies, to (i) terminate the Term of this Agreement or (ii) terminate the Term of this Agreement with respect to an Index, as applicable, with ***** Notice (or in the event of an emergency, with such Notice as is practicable) and an opportunity to cure within such period if the relevant defect reasonably may be cured, if either party’s ability to perform its obligations under this Agreement is substantially impaired by any new statute, or new rule, regulation, order, opinion, judgment, or injunction of the SEC, CFTC, a court, an arbitration panel, or governmental body or Self-Regulatory Organization with jurisdiction over the party.

Section 20. Subsequent Parties; Limited Relationship. The Agreement shall inure to the benefit of and shall be binding upon the parties hereto and their respective permitted successors, or assigns. CME shall not assign this Agreement (including by operation of law) without the written consent of Nasdaq, which shall not unreasonably be withheld. Nothing in the Agreement, express or implied, is intended to or shall (a) confer on any person other than the parties hereto (and any of the Corporations), or their respective permitted successors or assigns, any rights to remedies under or by reason of this Agreement; (b) constitute the parties hereto partners or participants in a joint venture; or (c) appoint one party the agent of the other.

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by asterisks (“*****”), and the omitted text has been filed separately with the Securities and Exchange Commission.

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Section 21. Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof, and supersedes all prior negotiations, communications, writings, and understandings.

Section 22. Governing Law. This Agreement shall be deemed to have been made in the United States, in the State of New York, and shall be construed and enforced in accordance with, and the validity and performance hereof shall be governed by, the laws of the State of New York, without reference to principles of conflicts of laws thereof. CME hereby consents to submit to the jurisdiction of the courts for or in the City and State of New York in connection with any action or proceeding instituted relating to this Agreement.

Section 23. Authorization. This Agreement shall not be binding upon a party unless executed by an authorized officer of that party. CME, Nasdaq, and the persons executing this Agreement represent that such persons are duly authorized by all necessary and appropriate corporate or other action to execute the Agreement on behalf of Nasdaq or CME.

Section 24. Headings. Section Headings are included for convenience only and are not to be used to construe or interpret this Agreement.

Section 25. Notices. All notices, invoices, and other communications required to be given in writing under this Agreement shall be directed to the persons identified in subsections (a) and (b) below and shall be deemed to have been duly given upon actual receipt by the parties, or upon constructive receipt if sent by certified mail, return receipt requested (as of the date of signature or of first refusal of the return receipt), or by any other delivery method which obtains a signed delivery receipt, addressed to the person named below to the following addresses or to such other address as any party hereto shall hereafter specify by written notice to the other party or parties hereto:

(a) if to CME:

Name:	Craig S. Donohue
Title:	Office of the CEO
Address:	Chicago Mercantile Exchange Inc.
30 S. Wacker Drive
Chicago, Illinois 60606
Telephone #: 312.930.8275

In all cases with required copies to:

Rick Redding	Kathleen Cronin
Managing Director, Equity Products	General Counsel, Legal Department
Chicago Mercantile Exchange Inc.	Chicago Mercantile Exchange Inc.
30 S. Wacker Drive	30 S. Wacker Drive
Chicago, Illinois 60606	Chicago, Illinois 60606

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by asterisks (“*****”), and the omitted text has been filed separately with the Securities and Exchange Commission.

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(b) if to Nasdaq:

Name:	John L. Jacobs
Title:	Executive Vice President
Address:	The Nasdaq Stock Market, Inc.
9513 Key West Avenue
Rockville, MD 20850
Telephone #: 301.978.8278

With, in the event of notices of Dispute or default, a required copy to:

The Nasdaq Stock Market, Inc.

1801 K Street, N.W.

Washington, D.C. 20006

Attn: Office of General Counsel - Nasdaq Contracts Group

Section 26. Amendment, Waiver, and Severability. Except as otherwise provided herein, no provision of this Agreement may be amended, modified, or waived, unless by an instrument in writing executed by a duly authorized officer of the party against whom enforcement of such amendment, modification, or waiver is sought (“Consent”).

26.1. No failure on the part of Nasdaq or CME to exercise, no delay in exercising, and no course of dealing with respect to any right, power, or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power, or privilege preclude any other or further exercise thereof or the exercise of any other right, power, or privilege under this Agreement.

26.2. If any of the provisions of this Agreement, or application thereof to any person or circumstance, shall to any extent be held invalid or unenforceable, the remainder of this Agreement, or the application of such terms or provisions to persons or circumstances other than those as to which they are held invalid or unenforceable, shall not be affected thereby and each such term and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

Section 27. Counterparts. The Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and such counterparts together shall constitute but one and the same instrument.

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by asterisks (“*****”), and the omitted text has been filed separately with the Securities and Exchange Commission.

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Section 28. Schedule of Attachment(s). The following Attachment is referred to in this Agreement and is incorporated as if set forth in full herein. In the event of a conflict between the Attachment and this Agreement, the provisions of the Attachment shall govern:

Attachment I	–	Covered Indexes & Product Formats
Attachment II	–	Term of the Agreement & Performance Requirement
Attachment III	–	Fees and Marketing Commitment

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers.

Chicago Mercantile Exchange Inc. (“CME”)		The Nasdaq Stock Market, Inc. (“Nasdaq”)

By:	/S/ CRAIG S. DONOHUE	By:	/S/ JOHN L. JACOBS

Name:	Craig S. Donohue	Name:	John L. Jacobs
Title:	Executive Vice President and Chief Administrative Officer	Title:	Executive Vice President

Date:	October 16, 2003	Date:	October 9, 2003

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by asterisks (“*****”), and the omitted text has been filed separately with the Securities and Exchange Commission.

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ATTACHMENT I

Covered Indexes & Product Formats

A. Covered Indexes. The Nasdaq-100 Index®, the Nasdaq Composite Index® and any new index on which CME exercises a right of first refusal, as described in Paragraph B of this Attachment I, shall be deemed “Indexes” under this Agreement unless and until the Term of this Agreement is terminated with respect to such Index, as set forth in this Agreement.

B. CME Right of First Refusal for Certain New Nasdaq Indexes. If Nasdaq proposes to license a new Nasdaq index for futures products that meets the criteria described below, CME shall have a right-of-first-refusal (“RFR”) to license the new index as an “Index” within the meaning of this Agreement. CME’s RFR shall apply only to:

*****

C. New Futures Product Formats. CME shall have an RFR to use any Index or Indexes (including a new Nasdaq index that would be covered by section B, above, unless CME is offered the opportunity to exercise its RFR and CME declines to do so) in connection with Futures Products that are based on new or unique product formats and that meet the following criteria:

*****

D. Presumption Relating to CME’s RFR. *****

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by asterisks (“*****”), and the omitted text has been filed separately with the Securities and Exchange Commission.

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ATTACHMENT II

Term of the Agreement & Performance Requirements

for Futures Contracts Based Upon the Nasdaq Composite Index®

A. Nasdaq-100 Index®. The initial term of this Agreement with respect to the Nasdaq-100 Index® shall be from the Effective Date until the fourth anniversary of the Effective Date (the “Initial Term”), unless earlier terminated with respect to this Index in accordance with any specific provision of this Agreement authorizing such termination. Following the Initial Term, this Agreement shall automatically be renewed for one additional four-year term (a “Renewal Term”) with respect to this Index unless CME provides Notice to Nasdaq of its intent to terminate this Agreement with respect to the Nasdaq-100 Index® not less than ***** prior to the end of the Initial Term.

B. Nasdaq Composite Index®. The Initial Term of this Agreement with respect to the Nasdaq Composite Index® shall be from the Effective Date until the fourth anniversary of the Effective Date, unless earlier terminated with respect to this Index (i) in accordance with any specific provision of this Agreement authorizing such termination or (ii) because of *****, as described in Section C, below.

Following the Initial Term, this Agreement shall automatically be renewed for one additional four-year Renewal Term with respect to this Index unless (i) CME provides Notice to Nasdaq of its intent to terminate this Agreement with respect to the Nasdaq Composite Index® not less than ***** prior to the end of the Initial Term, or (ii) Nasdaq provides Notice to CME of its intent to terminate this Agreement with respect to this Index, not less than ***** nor greater than ***** prior to the end of the Initial Term, because *****.

C. *****. During the Initial Term and the Renewal Term, if any, for the Nasdaq Composite Index®, Nasdaq shall have the right, as of each anniversary of the launch date of Futures Contracts based upon the Nasdaq Composite Index®, excluding the first anniversary, to terminate the Term or to terminate CME’s exclusivity with respect to the Nasdaq Composite Index® if, *****. If Nasdaq elects to terminate the Term or terminate CME’s exclusivity with respect to the Nasdaq Composite Index® because of *****, Nasdaq shall provide Notice to CME of such decision within ***** following the relevant anniversary. Nasdaq’s decision not to terminate because of ***** prior to a particular anniversary shall not be deemed to limit Nasdaq’s right to terminate because of ***** prior to any subsequent anniversary.

If Nasdaq elects to terminate CME’s exclusivity with respect to the Nasdaq Composite Index®, this Agreement shall continue in full force and effect according to its terms, except that *****.

D. Launch of Trading in Nasdaq Composite Index Futures Contracts. CME shall list Futures Contracts based upon the Nasdaq Composite Index® for trading on its GLOBEX electronic

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by asterisks (“*****”), and the omitted text has been filed separately with the Securities and Exchange Commission.

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trading system no later than October 31, 2003, unless (i) CME and Nasdaq mutually agree (with confirmation in writing) to delay the launch or (ii) factors beyond CME’s reasonable control prevent a timely launch. For the avoidance of doubt, factors beyond CME’s reasonable control may include, without limitation, major market disruptions and regulatory actions, but do not include failures of electronic trading or clearing technology controlled by CME. If CME fails to launch Futures Contracts based upon the Nasdaq Composite Index® for trading as required by this paragraph, then Nasdaq may terminate this Agreement in its entirety by providing Notice to CME within ten (10) business days following October 31, 2003. If this Agreement is terminated under this paragraph because of CME’s failure to launch Futures Contracts based upon the Nasdaq Composite Index®, the Prior License Agreement shall be reinstated in full force and effect and shall continue according to its terms.

E. *****.

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by asterisks (“*****”), and the omitted text has been filed separately with the Securities and Exchange Commission.

CONFIDENTIAL

ATTACHMENT III

Fees and Marketing Commitment

*****